EXHIBIT 10.41

NEW YORK STOCK EXCHANGE, INC.

ICP AWARD DEFERRAL PLAN

Effective as of December 1, 1997

NEW YORK STOCK EXCHANGE, INC.
ICP AWARD DEFERRAL PLAN

1.             PURPOSE

The purpose of the New York Stock Exchange, Inc. ICP Award Deferral Plan is to provide Senior Officers of the New York Stock Exchange, Inc. an opportunity to defer receipt of their awards under the Incentive Compensation Plan adopted by the New York Stock Exchange, Inc. in accordance with the terms and conditions set forth herein.

2.             DEFINITIONS
(a)           “Beneficiary” means the person or persons (if any) designated or deemed designated by the Participant under the New York Stock Exchange, Inc. Supplemental Executive Savings Plan (the “SESP”) to receive his benefits under the SESP in the event of the Participant’s death. If a Participant is not a participant under the SESP, the Participant’s beneficiary shall be, unless otherwise specified by the Participant in a written election filed with the Committee upon such form and in such manner as specified by the Committee, the person or persons (if any) designated or deemed designated by the Participant under the New York Stock Exchange and Subsidiary Companies Employee Savings Plan (the “Savings Plan”) to receive his benefits under the Savings Plan in the event of the Participant’s death.  If a Participant is not a participant under the SESP or the Savings Plan, the Participant’s beneficiary shall be, unless otherwise specified by the Participant in a written election filed with the Committee upon such form and in such manner as specified by the Committee, the Participant’s estate.  In the event that two (2) or more persons are the Participant’s Beneficiary under the SESP or Savings Plan, as applicable, then each such person shall be entitled to receive payment under this Plan in the same proportion as the proportion of benefits such person is entitled to receive under the SESP or Savings Plan, as applicable.  Such person or persons designated under the SESP or Savings Plan, as applicable, to receive a stated dollar amount shall be otherwise disregarded in determining benefit allocations under this Plan among persons who are the Participant’s Beneficiary.
(b)           “Board” means the Board of Directors of the NYSE.
(c)           “Committee” means the committee of at least two (2) individuals appointed by the Board for purposes of administering the Plan, or any successor committee.  If a Participant serves on the Committee, such Participant shall not be authorized to make any determinations or decisions with respect to his participation hereunder or with respect to payment of Deferred Benefits to such Participant hereunder.
(d)           “Deferred Amounts” means the amounts deferred under Section 4 by a Participant.
(e)           “Deferred Benefits” means Deferred Amounts plus any additions to such Deferred Amounts pursuant to Section 6 herein.
(f)            “Deferred Compensation Account” means the memorandum account established by the NYSE for a Participant on its books to which Deferred Benefits shall be credited.

(g)           “Earnings” means, for any Plan Year, earnings on amounts in the Deferred Compensation Account computed in accordance with Section 6 hereof.
(h)           “Eligible Employee” means a person employed as a Senior Officer at NYSE and eligible to receive an ICP Award.  An Eligible Employee shall continue to be eligible to participate in the Plan until he ceases to be a Senior Officer.
(i)            “ERISA” means the Employee Retirement Income Security Act of 1974, as amended.
(j)            “ICP” means the Incentive Compensation Plan adopted by NYSE effective as of January 1, 1984, as amended from time to time.
(k)           “ICP Award” means the amount payable under the ICP to a Participant pursuant to the terms of ICP.
(l)            “NYSE” means the New York Stock Exchange, Inc.
(m)          “Participant” means any individual with a balance in his Deferred Compensation Account and any Eligible Employee who elects to have Deferred Amounts credited to the Plan under Section 4.
(n)           “Plan” means the New York Stock Exchange, Inc. ICP Award Deferral Plan.
(o)           “Plan Year” means the twelve month period ending December 31, except that the first Plan Year shall be a short Plan Year commencing on December 1, 1997 and ending December 31, 1997.
(p)           “Qualifying Entity” means the Securities Industry Automation Corporation, the National Securities Clearing Corporation or The Depository Trust Company, and any of such entities’ subsidiaries designated by the NYSE as a Qualifying Entity.  An entity in which the NYSE possesses a direct or indirect ownership interest but which does not qualify as a Subsidiary under the Plan may be designated as a Qualifying Entity by the NYSE for the purpose of describing the occurrence of a Termination of Employment.
(q)           “Senior Officer” means a full-time employee who is designated as a senior officer for purposes of the Plan by the Committee or the Board, in their sole discretion.
(r)            “Subsidiary” means any corporation (other than the NYSE and any Qualifying Entity) in an unbroken chain of corporations beginning with the NYSE if each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.
(s)           “Termination of Employment” means termination of employment as an employee of the NYSE, all Subsidiaries, and all Qualifying Entities for any reason whatsoever, including but not limited to death, disability, retirement, resignation or involuntary termination.  Notwithstanding the foregoing, a Termination of Employment shall not be deemed to occur if an employee transfers to, or otherwise immediately commences employment with, a Qualifying Entity or a Subsidiary until such employee incurs a Termination of Employment with the NYSE, Subsidiaries (including, as provided in the next sentence, any former Subsidiaries) and all Qualifying Entities.  If a Subsidiary of the NYSE ceases to be a Subsidiary of the NYSE, an employee of such entity will not be deemed to incur a Termination of Employment solely as a result of such change in status unless and until the Committee determines, in its sole discretion, that such employee has incurred a Termination of Employment and when such Termination of Employment is deemed to have occurred.
3.             ADMINISTRATION AND CLAIMS PROCEDURE
(a)           The Plan shall be administered by the Committee.  The Committee shall have sole and complete authority to interpret and construe the terms and provisions of the Plan in its sole discretion based on the provisions of the Plan, to decide any questions and settle all controversies that may arise in connection with the Plan, and to adopt, alter and repeal such administrative rules, regulations and practices governing the operation of the Plan as it shall from time to time deem advisable.  The Committee’s interpretations and construction thereof, and the actions thereunder, made in the sole discretion of the Committee (including, without limitation, any determination under this Section 3 of the amount of the payment to be made hereunder), shall be final, binding and conclusive on all persons.  The Committee shall determine, subject to the provisions of the Plan:  (i) which individuals shall be eligible to participate in the Plan from time to time; and (ii) when an individual shall cease to be eligible to make deferrals hereunder.  The Committee may appoint a person or persons to administer the Plan on its behalf on a day-to-day basis.
(b)           The Committee shall be responsible for determining all claims for benefits under this Plan by the Participants or their Beneficiaries.  Within ninety (90) days after receiving a claim (or within up to one hundred eighty (180) days, if the claimant is notified of the need for additional time, including notification of the reason for the delay), the Committee shall notify the Participant or Beneficiary of its decision in writing, giving the reasons for its decision if adverse to the claimant.  If the decision is adverse to the claimant, the Committee shall advise him of the Plan provisions involved, of any additional information which he must provide to perfect his claim and why, and of his right to request a review of the decision.  A claimant may request a review of an adverse decision by written request to the Committee made within sixty (60) days after receipt of the decision.  The claimant, or his duly authorized representative, may review pertinent documents and submit written issues and comments.  Within sixty (60) days after receiving a request for review (or up to one hundred twenty (120) days after such receipt if the Participant is notified of the delay and the reasons therefor), the Committee shall notify the claimant in writing of (i) its decision, (ii) the reasons therefore, and (iii) the Plan provisions upon which it is based.  The Committee’s determinations shall be made in its sole discretion based on the Plan documents and shall be final, conclusive and binding.  Any claim not approved in writing within the specified period shall be deemed denied.  The Committee may at any time alter the claims procedure set forth above, so long as the revised claims procedure complies with ERISA, and the regulations issued thereunder.  No member of the Committee shall be liable to any person for any action taken or omitted in connection with the interpretation and administration of this Plan.  To the extent that a form prescribed by the Committee to be used in the operation and administration of the Plan does not conflict with the terms and provisions of the Plan document such form shall be evidence of (i) the Committee’s interpretation, construction and administration of this Plan and (ii) decisions or rules made by the Committee pursuant to the authority granted to the Committee under the Plan.
4.             ELECTION TO DEFER

An Eligible Employee may elect in writing on a form prescribed by the Committee to defer receipt of all or a specified portion of his ICP Award with respect to the calendar year in which the Plan Year ends.  The election to defer an ICP Award must be made at such time as the Committee shall prescribe but, except as provided below, in no event later than the last day of the Plan Year prior to the Plan Year coinciding with the calendar year to which an ICP Award relates.  When an employee becomes an Eligible Employee during a Plan Year, he may elect to become a Participant with respect to such Plan Year prior to the earlier of (i) the last day of the Plan Year coinciding with the calendar year to which an ICP Award relates or (ii) the end of the thirty (30) day period following the date he becomes an Eligible Employee, by making an election, in writing, on a form prescribed by the Committee.  A Participant must make a separate election with respect to each Plan Year in which he participates in the ICP.  Each election to defer for each Plan Year of participation shall be irrevocable.

5.             ESTABLISHMENT OF DEFERRED COMPENSATION ACCOUNT

At the time the Participant’s initial ICP Award would have been payable if not for the Participant’s election to defer, the NYSE shall establish a Deferred Compensation Account for such Participant.  The Deferred Amount shall be credited to the Participant’s Deferred Compensation Account as of the day on which an ICP Award would have otherwise been paid to the Participant.

6.             ADDITIONS TO DEFERRED AMOUNTS
(a)           The Committee may designate alternatives for the measuring of Earnings on a Participant’s Deferred Compensation Account from time to time.  The Committee may designate additional measuring alternatives, withdraw measuring alternatives, or change the designation of measuring alternatives as of the beginning of any calendar month or at such other times as it may determine, in its sole discretion.  One alternative shall be based on an interest type factor, which alternative shall be the default alternative if a Participant fails to timely elect another alternative.  The Committee shall credit the balance in the Participant’s Deferred Compensation Account as of the last business day of each calendar month, or such other dates as are selected by the Committee in its sole discretion, with Earnings (including gains or losses, whether or not realized, in the value of the measuring alternative) from the last day of the prior calendar month at a rate equal to the performance of the measuring alternatives selected by the Participant (in accordance with Section 6(b) below) for the calendar month (or such other applicable period) to which such selection relates.  The crediting of an Earnings factor shall occur so long as there is a balance in the Participant’s Deferred Compensation Account.
(b)           Immediately prior to the initial crediting of a Deferred Amount to a Participant’s Deferred Compensation Account, a Participant shall select in writing on a form prescribed by the Committee from among the measuring alternatives available under the Plan for the measuring of

Earnings on such Participant’s Deferred Compensation Account.  A Participant may change the selection of his measuring alternatives for the measuring of Earnings on future amounts credited to his Deferred Compensation Account as of the beginning of the following calendar month (or at such other times as prescribed by the Committee, in its sole discretion), subject to such notice and other administrative procedures as established by the Committee.  A Participant may transfer funds “invested” for measurement purposes in accordance with the Participant’s elected measuring alternatives to differing measuring alternatives as of the beginning of the following calendar month (or at such other times as prescribed by the Committee, in its sole discretion), subject to such notice and other administrative procedures as established by the Committee.
(c)           The Committee may, in its sole discretion, establish rules and procedures for the crediting of Earnings factors and the election of measuring alternatives pursuant to this Section 6, including requiring that a Participant’s elections be identical to all or some of his similar-type elections with respect to the benefits under any other employee benefit plans maintained by the NYSE in which the Participant also participates.
7.             PAYMENT OF DEFERRED BENEFITS
(a)           Except as otherwise provided in Section 7(c) below, a Participant’s Deferred Benefits shall be paid to the Participant (or, in the event of the Participant’s death, the Participant’s Beneficiary), as soon as practicable after the Participant incurs a Termination of Employment.
(b)           Upon a Participant’s initial election to defer amounts hereunder, the Participant may designate a Beneficiary for purposes of this Section 7.
(c)           (A)          Upon a Participant’s initial election to become a Participant hereunder, he may make an election to have his Deferred Benefits paid to him (or, in the event of the Participant’s death, the Participant’s Beneficiary) as soon as administratively feasible following (i) his Termination of Employment, or (ii) the January 1 next following his Termination of Employment.  If a Participant does not make an election with respect to the timing of payment, his Deferred Benefits shall be paid to him pursuant to Section 7(a) above.  A Participant may make an election or change his existing election, on a form prescribed by and filed with the Committee, at any time at least one (1) year prior to his Termination of Employment to have his Deferred Benefits paid to him (or, in the event of the Participant’s death, the Participant’s Beneficiary) as soon as administratively feasible following his (i) Termination of Employment or (ii) the January 1 next following his Termination of Employment.

(B)           Notwithstanding Section 7(c)(A) above, at the time of a Participant’s election to defer an ICP Award, he may make an irrevocable election, on a form prescribed by and filed with the Committee, to defer the distribution of his Deferred Benefits derived from such ICP Award until a date (the “Selected Date of Distribution”) as elected by the Participant which is not earlier than two (2) years following the end of the Plan Year to which such Deferred Benefits relate and no later than the January 1 following his Termination of Employment.  In the event that a Participant incurs a Termination of Employment prior to his Selected Date of Distribution, such Deferred

Benefits credited to his Deferred Compensation Account shall be paid to him as soon as administratively feasible following the Participant’s Termination of Employment.

(C)           Notwithstanding Sections 7(c)(A) and 7(c)(B) above, each Senior Officer who is (i) an Eligible Employee on the Effective Date or (ii) is designated as an Eligible Employee after the Effective Date, shall be entitled to make an initial election regarding the timing of payment of his Deferred Benefits, provided that such election is made and filed with the Committee by the end of the thirty (30) day period commencing on the date the Senior Officer first becomes an Eligible Employee.

(d)           Notwithstanding any other provision to the contrary, the Committee may require, in its sole discretion, that (i) a Participant’s elections with respect to the distribution of all of his Deferred Benefits be identical and (ii) a Participant’s elections with respect to the distribution of his Deferred Benefits be identical to all or some of his elections with respect to the distribution of benefits under any other employee benefit plans maintained by the NYSE in which the Participant also participates.
(e)           Allocation of Earnings on distributions of amounts attributable to different ICP Awards shall be made in accordance with the rules established by the Committee.
8.             VESTING

A Participant shall be fully vested in his Deferred Compensation Account and such amounts shall be nonforfeitable at all times.

9.             NON-TRANSFERABILITY OF INTERESTS

A Participant’s rights and interests in his Deferred Benefits may not be anticipated, assigned, pledged, transferred, levied upon or otherwise encumbered except in the event of the death of the Participant, and then, only by will or the laws of descent and distribution; provided, however that the foregoing shall not limit the Participant from designating a Beneficiary in accordance with the terms of the Plan.  Any attempt to anticipate, assign, pledge, transfer, levy or otherwise encumber, except as set forth above upon death of the Participant, shall be null and void.

10.           AMENDMENT, SUSPENSION AND TERMINATION

The Board (or a duly authorized committee thereof), or a person designated by the Board may, in his or its sole and absolute discretion, amend this Plan or any component plan thereof from time to time and at any time in such manner as he or it deems appropriate or desirable, and the Board (or a duly authorized committee thereof) or a person designated by the Board may, in its sole and absolute discretion, suspend or terminate the Plan or any portion thereof for any reason or no reason from time to time and at any time in such manner as it deems appropriate or desirable.  No amendment, suspension and termination shall alter or impair the vested amounts in the Participant’s Deferred Compensation Account without the consent of the Participant (or Beneficiary, if the Participant has died) affected thereby, as of the effective date of such amendment, suspension or termination.  In the event of a termination of the Plan or a portion thereof, the NYSE may distribute to each Participant the amount in his Deferred

Compensation Account and have no further obligations hereunder. The Board (or a duly authorized committee thereof) or the; Committee may, in its sole discretion, terminate the Plan as it applies to any Participant at any time, and the NYSE may distribute to such Participant the amount in his Deferred Compensation Account and have no further obligations to such Participant hereunder.

11.           UNFUNDED OBLIGATION; CONSTRUCTION OF THE PLAN

This Plan is “unfunded” and all Deferred Benefits payable hereunder shall be paid by NYSE out of its general assets.  All Deferred Benefits shall be subject to the claims of the NYSE’s creditors.  NYSE may, in its sole discretion, create a “rabbi trust” to pay benefits hereunder.  A Participant shall be treated as a general, unsecured creditor of NYSE to the extent he acquires a right to receive payments under the Plan.  Participants and their Beneficiaries shall not have any interest in any specific asset of NYSE as a result of this Plan.  Nothing contained in the Plan and no action taken pursuant to the provisions of the Plan shall create or be construed to create a trust of any kind or a fiduciary relationship amongst NYSE, the Committee, and the Participants, their Beneficiaries or any other person.  Any funds which may be invested to fund the benefits under the Plan shall continue for all purposes to be part of the general assets of the NYSE and no person other than the NYSE shall by virtue of the provisions of this Plan have any interest in such funds.  The NYSE shall have no obligation to invest funds to match the Earnings measuring alternatives selected by a Participant pursuant to Section 6 hereof.

12.           NO RIGHT TO EMPLOYMENT OR OTHER BENEFITS

Nothing contained herein shall be construed as conferring upon any Participant the right to continue in the employ of the NYSE as a Senior Officer or in any other capacity or to interfere with the right of the NYSE to discharge him at any time for any reason whatsoever.  Any compensation deferred and any benefits paid under the Plan shall not be included in creditable compensation in computing benefits under any employee benefit plan of the NYSE except to the extent expressly provided for therein.

13.           SECURITIES LAW EXEMPTION

The Committee may impose such rules designed to facilitate compliance with the securities laws.  To the extent required by applicable law, this Plan is intended to comply with, and shall be subject to the limitations of Rule 701 under the Securities Act of 1933 and/or the exemption from registration set forth in Section 4(2) of the Securities Act of 1933.  The Committee shall have the authority to suspend the Plan and take any action necessary, including revoking Participants’ elections to participate under Section 4 above, prospectively and/or retroactively, to ensure that the Plan complies with federal and state securities laws, including to the extent applicable, the limitations of Section 4(2) and Rule 701 under the Securities Act of 1933 and/or Section 4(2) of the Securities Act of 1933.

14.           SEVERABILITY

In case any provision of the Plan shall be illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining parts hereof, but the Plan shall be construed and enforced as if such illegal and invalid provision never existed.

15.           WITHHOLDING

All payments under this Plan shall be subject to the withholding of such amounts relating to federal, state or local taxes as the NYSE may reasonably determine it should withhold based on applicable law or regulations.  Deferred Amounts shall be subject to payroll taxes as required by applicable law.

16.           ASSIGNMENT

The Plan shall be binding upon and inure to the benefit of the NYSE, its successors and assigns and the Participants and their Beneficiaries, heirs, executors, administrators and legal representatives.  In the event that the NYSE sells or transfers all or substantially all of the assets of its business or all or substantially all of the assets of a division and, in either event, the acquiror of such assets assumes the obligations hereunder with regard to a Participant, the NYSE shall be released from any liability imposed herein and shall have no obligation to pay or provide any benefits payable hereunder with regard to such Participant.

17.           GOVERNING LAW

To the extent legally required, Parts 1 and 5 of Title I of ERISA shall govern the Plan, and, if any provision hereof is in violation of any applicable requirement of the Code or ERISA, the NYSE reserves the right to retroactively amend the Plan to comply therewith.  To the extent not governed by Parts 1 and 5 of Title I of ERISA, the Plan shall be governed by the laws of the State of New York, without regard to conflict of law provisions.

18.           NON-EXCLUSIVITY

The adoption of the Plan by the NYSE shall not be construed as creating any limitations on the power of the NYSE to adopt such other supplemental retirement income arrangements as it deems desirable, and such arrangements may be either generally applicable or limited in application.

19.           GENDER AND NUMBER

Wherever used in the Plan, the masculine shall be deemed to include the feminine and the singular shall be deemed to include the plural, unless the context clearly indicates otherwise.

20.           HEADINGS AND CAPTIONS

The headings and captions herein are provided for reference and convenience only.  They shall not be considered part of the Plan and shall not be employed in the construction of the Plan.

21.           EFFECTIVE DATE

The Plan shall be effective as of December 1, 1997.

22.           ENTIRE AGREEMENT

This Plan, along with the Participants’ elections hereunder, constitutes the entire agreement between the NYSE and the Participants pertaining to the subject matter herein and supersedes any other plan or agreement, whether written or oral, pertaining to the subject matter herein.  No agreements or representations, other than as set forth herein, have been made by the NYSE with respect to the subject matter herein.

IN WITNESS WHEREOF, the NYSE has caused this Plan to be executed this 30th day of December, 1997.

NEW YORK STOCK EXCHANGE, INC.

By:	/s/ Frank Z. Ashan

Title:	SVP, Human Resources